Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Global Gas Corporation (the “Company”) on Form 10-Q for the quarter ended March 31, 2024, as filed with the Securities and Exchange Commission (the “Report”), I, William Bennett Nance, Jr., Chief Executive Officer of the Company, and Shachi Shah, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as added by §906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Dated: May 13, 2024

/s/ William Bennett Nance, Jr.
William Bennett Nance, Jr.
Chief Executive Officer
(Principal Executive Officer)

/s/ Shachi Shah
Shachi Shah
Chief Financial Officer
(Principal Accounting Officer